KindredBio Best Medicines for Our Best Friends

Forward Looking Statements This presentation contains forward-looking statements, including but not limited to statements regarding the timing of development for our product candidates, expected commencement and completion of pivotal trials, prospective product candidates, anticipated regulatory approvals for our product candidates, anticipated commercialization of our product candidates, our financial position, business strategy, plans and objectives of management for future operations and other similar statements. These forward-looking statements are based on our current expectations and beliefs, as well as assumptions concerning future events. These statements are subject to risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, our limited operating history and lack of profitability, our lack of product revenue and potential need to raise additional capital to achieve our goals, our dependence upon the success of our lead product candidates, other companies’ ability to develop substantially similar products that may compete with our product candidates, any inability to obtain regulatory approval for our existing or future product candidates, any delay or discontinuance of our current or future pivotal trials, any inability to achieve market acceptance or commercial success for our product candidates even if they are approved, inability to obtain adequate intellectual property protection covering our product candidates, our dependence on third-party manufacturers for supplies, and any inability to successfully identify, develop and commercialize additional product candidates. Any forward-looking statement made by us in this presentation speaks only as of the date of this presentation and represents our estimates and assumptions only as of the date of this presentation. Except as required by law, we assume no obligation to update these statements publicly, or to update the reasons actual results could differ materially from those anticipated in these statements, even if new information becomes available in the future. 9-23-14 2

We Love Our Pet Family Members $14.2 billion on veterinary care $1.5 billion on dog knee surgeries $370 million on pet Halloween costumes Annually, U.S. pet parents spend: 3

KindredBio Bring the very best science and medicine to our companion animals. Bring to dogs, cats, and other animals the same kind of humane, effective, and safe therapies that people enjoy. 4

KindredBio Strategy: Repurpose Human Drugs for Pets Pursue molecules already known to work Reduce technical risk Reduce timelines $3M-$5M to develop each pet drug Reduce financing risk Portfolio approach 5

KindredBio Highlights Less than 2 Years to Launch AtoKin for atopic dermatitis in dogs SentiKin for post-operative pain in dogs 2+ launches per year thereafter Attractive Markets Rapidly growing Few current competitors World Class Team Extensive drug development experience Human and veterinary experience Deep Pipeline >12 small molecule and biologic candidates Strategic Approach Reduces technical risk Reduces financing risk 6

Richard Chin, MD Founder and Chief Executive Officer Former Head of Clinical Research, BioTherapeutics, Genentech Rhodes Scholar World Class Leadership Team Stephen Sundlof, DVM, PhD Senior VP of Regulatory Affairs Former Director, Center for Veterinary Medicine, FDA Blake Hawley, DVM Chief Commercial Officer Former General Manager, UK, Russia, Australasia Hill’s Pet Nutrition Denise Bevers Founder and Chief Operating Officer Founder, SD Scientific; 25 years in biotech/pharma 7 7

World Class Leadership Team Ernest Mario, PhD Director  Former CEO of Glaxo, Chairman & CEO of ALZA Chairman & CEO of Reliant Pharmaceuticals Ervin Veszprémi Director  Former Head of Global Marketing, Novartis Animal Health Oleg Nodelman Director  Managing Director, EcoR1 Capital Raymond Townsend, PharmD Director  Former Head of Pharmacoeconomics, GSK Former SVP, Elan 8

Deep Product Pipeline

Molecule	Indication	Formulation	INAD Filed	Clinical Study	Filing of Rolling NADA Sections
Small Molecule Product Candidates					
AtoKin – Second generation histamine antagonist	Atopic dermatitis in dogs				Anticipated filing in 2014-5
SentiKin – KCNQ potassium channel agonist	Postoperative pain in dogs				Anticipated filing in 2014-5
	Postoperative pain in horses				
	Osteoarthritis in dogs				
KIND-010	Inappetence in cats				
KIND-012	Fever in horses				
KIND-011	Metabolic syndrome in horses				
KIND-006 – Pro-motility agent	Gastrointestinal disease in cats				

Molecule	Indication	Discovery/ Process Development	Mfg. Process Development	Pivotal Study	PLA
Biologic Product Candidates					
KIND-502 – Anti-IgE antibody	Allergic diseases in dogs				
KIND-506 – TNFR-Ig fusion protein	Inflammatory diseases in dogs				
KIND-507 – CLTA4-Ig fusion protein	Autoimmune diseases in dogs				
KIND-504 – Cancer vaccine	Cancer in dogs				
KIND-501 – Anti-VEGF fusion protein	Cancer in dogs				
Feline Epo	Anemia in cats				

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Key Strengths Validated, repurposed molecules Avoid risks associated with new chemical entities Reduced costs and timelines, including for API No royalties/milestones Expertise in biologics In-house clinical development capabilities Reduced costs and timelines by not having to rely on CROs Focus on lean cost structure and efficiency 10

Market Opportunity 11

Veterinary Market is Growing Rapidly The veterinary care market grew 54% from 2006 to 2013 In 2012, ~$2.7B was spent on pet therapeutics, our target segment Source: APPA & TriMark Vet Health Market, June 2013 $9.3 $14.2 $0 $2 $4 $6 $8 $10 $12 $14 $16 2006 2013 Sp e n d in g in B ill ion s 12

There is a High Willingness to Pay… $500 $1,000 $2,000 $5,000 Extremely/Very likely 62% 42% 35% 22% Somewhat likely 18% 20% 28% 20% Not too likely/Not at all likely 18% 36% 36% 55% Don’t know 1% 2% 1% 3% Pet owners are willing to spend on their seriously ill pets if they require medical treatment Source: The AP-Petside.com Poll, Conducted by GfK Roper Public Affairs & Media; Interview dates: April 7 – April 12, 2010 13

…But Treatment Options are Limited Underserved market with attractive growth opportunities Few competing biotechs Large pharma focused on blockbusters On average, less than a dozen pet drugs are approved annually by the FDA In 2013 the FDA approved: 5 pet drugs 27 humans drugs 14

Veterinary Pharmaceuticals Field We believe there are similarities between veterinary pharmaceutical field now and the human pharmaceutical field in its early stages: Similar regulatory standards Similar commercial and reimbursement landscape Similar development costs Numerous untapped opportunities (low hanging fruit) Many years behind Pet Therapeutics Human Pharmaceuticals 15

Veterinary vs. Human Markets Can reach market in 3-5 years Faster Development Lower Development Cost Almost no biotechs, almost no generics Lower Competition Self-Pay Very few reimbursement hurdles Can develop for $3M-$5M per product 16

Programs 17

KindredBio Strategy Small Molecule Already validated in humans & established manufacturing Customize species- specific dosage and formulate flavored/convenient delivery Biologics Targets based on approved human drugs (e.g., Enbrel and Orencia) Create canine/ feline/equine versions of biologics with the same or similar target 18

Canine Atopic Dermatitis Market Atopic dermatitis affects up to 10% of all dogs Dogs & their owners have poor quality of life Severe itching, hair loss, tearing of the skin, skin infection Some dogs require euthanasia Current therapies (steroids, cyclosporin, JAK2 inhibitor) effective but are immunosuppressive & have long-term side effects Opportunistic infections (all) Excessive eating, drinking, & urination (steroids) Endocrine disorders (steroids) 19

AtoKin AtoKin (fexofenadine) is high-dose flavored, oral, chewable second generation antihistamine The active ingredient in AtoKin is approved for allergic diseases in humans and has a strong record of safety/efficacy AtoKin is not immunosuppressive, with potential use in both first-line and long-term maintenance therapy Safe in dogs even at high doses No increased risk of infections Not associated with excessive eating, drinking, and urination 20

Effective in Canine Atopic Dermatitis The active ingredient in AtoKin is comparable to or better than steroids, the current standard of care 0 10 20 30 40 50 Pretreatment 3 weeks 6 week C A DESI S c or e Methylprednisolone Fexofenadine * * * + * p<0.05 vs. baseline, + p<0.05 in favor of fexofenadine vs. methylprednisolone Source: Slovenian Veterinary Research (2009) * 21

AtoKin – Pivotal Trial Status Timeline: Pivotal trial initiated Plan to increase study size to increase power to >90%* This would reduce statistical risk from 20% to less than 10%, with only moderate increase in cost and timeline (results in mid-2015) File rolling NADA sections late 2014 - 2015 *pending agreement from the FDA 22

Post-Operative Pain Market Drugs approved for treatment of post-operative pain in dogs, NSAIDs and narcotics, have significant side effects Many dogs do not respond to NSAIDs NSAIDs can cause bleeding Fentanyl is a controlled narcotic and pets are often kept in the hospital while receiving it Fentanyl is associated with significant sedation and respiratory depression 23

SentiKin SentiKin (flupirtine) is a centrally acting non-opioid, non- NSAID, and non-steroidal analgesic The active ingredient in SentiKin is approved outside the United States for short-term treatment of pain in humans 24

SentiKin The active ingredient in SentiKin has shown efficacy similar to tramadol in controlling pain in humans 0 1 2 3 4 5 6 7 Pretreatment Posttreatment P a in I n tensit y i n h u m a n s Tramadol Flupirtine Source: current Medical Research and Opinion (2008) 25

SentiKin – Pivotal Trial Status Timeline: Pivotal trial initiated Plan to increase study size to increase power to >90% This would reduce statistical risk from 20% to less than 10%, with only moderate increase in cost and timeline (results in mid-2015) File rolling NADA sections late 2014 - 2015 26

SentiKin for Other Indications Post-operative pain in cats Osteoarthritis in dogs Post-operative pain in horses 27

KIND-010 Transdermal drug for inappetence in cats Completing formulation work PK studies under way Initiating pilot studies this quarter High unmet medical need Current drugs often not effective 90% of veterinarians treat cats with inappetence (average of 7 cats per week) 28

Biologics Highly experienced biologics team Extensive experience developing Lucentis, Xolair, Tysabri, Avastin, Rituxan, Herceptin, Enbrel, and multiple other biologics Internal caninization/felinization/equinization expertise Pursuing strategies for fully canine/feline/equine antibodies, including X-BODY Promising biologics candidates CTLA-4-Ig TNFR-Ig Anti-IgE Checkpoint inhibitors Feline erythropoietin 29

X-BODY Technology B cells Antibody Gene Library Species Isoforms Epitope Steering Function 2-4 Rounds dsDNA Display Libraries Live Cell Selection Parallel Functional Selections Deep SequencingCDR3 Analysis FACS Analysis & Functional Screening Target Negative Proprietary technology to link antibody to its gene as it is being translated from gene to protein (“DNA barcode”) Exclusive license to KindredBio for companion animals Can produce bispecific antibodies Gene Antibody 30

KIND-510 Feline Erythropoeitin Proprietary recombinant feline erythropoeitin Currently in cell line development Strong internal expertise in erythropoeitin biology and engineering High unmet medical need Up to 30% of elderly cats (over 15 years) develop kidney failure, leading to anemia Human erythropoeitin is immunogenic in cats 31

Commercialization 32

Commercialization Option A: Launch and commercialize our U.S. products with ~50 person direct sales force Reach the top quartile of the highest prescribing veterinary clinics Use distributors to expand reach Top three national distributors responsible for fulfillment of approximately 70% of U.S. pet sales by veterinarians Option B: Outlicense Option C: Partner for 3 – 5 years, and then transition to KindredBio salesforce 33

Few pet generic companies No automatic substitution Requires sales & marketing effort Rimadyl reached peak sales several years after loss of exclusivity Low Generic Penetration Note: Companion Animal dispensing rate within the veterinary clinic. Source: IMS Health, Putney, BofA Merril Lynch Global Research 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Companion Animal Human 7% 81% G e n e ri c d is p e n s in g r a te s 34

Exclusivity and IP Position Full intellectual property protection for antibody portfolio Use and formulation patents for small molecules 20 years of patent protection from date of filing Regulatory Exclusivity 5 years in U.S. 10 years in E.U. Lifecycle Management New formulations, combinations and derivatives 35

Business Development In active discussions about acquisitions of businesses and/or assets Ideal candidate: Revenue generating/accretive Commercial infrastructure Complementary assets 36

Financing and Milestones 37

Select Summary Financials $ millions For the quarter ended June 30, 2014 Operating expenses: Research and development $5.6 General and administrative $2.5 Total cash operating expenses (excluding stock-based compensation) $6.9 Total operating expenses (including stock-based compensation) $8.1 Total cash and short-term investments (As of June 30, 2014) $112.4 We believe that our cash and equivalents are sufficient to fund operations until we start generating significant revenues. 38

Milestones

Achieved

2014

2015+

- [x] Filed over 10 INADs
- [x] Produced first canine biologic candidates
- [x] Completed formulation development on CereKin/AtoKin
- [x] Received two Protocol Concurrences (CereKin/AtoKin)
- [x] Initiated CereKin pivotal study
- [x] Initiate AtoKin pivotal study
- [x] Initiate SentiKin pivotal study
- [x] Announce pivotal data for CereKin
- [ ] Announce pivotal data for AtoKin and SentiKin
- [ ] File for FDA approval of AtoKin/SentiKin
- [ ] File INADs on additional drugs
- [ ] Approval of AtoKin/SentiKin
- [ ] Two or more additional launches per year thereafter

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KindredBio

Summary Validated Drugs and Targets $3M-$5M to Market Multiple Approvals Starting within 2 years World Class Team 40

Thank You 41